Exhibit 99.1

HCC Insurance Holdings, Inc. and Subsidiaries

Gross Written Premium

(Unaudited, in thousands)

	2013					2012					2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

U.S. Property & Casualty
Liability	$37,093	$39,339	$35,523	$41,815	$153,770	$34,284	$31,311	$29,288	$34,300	$129,183	$26,935	$22,619	$22,976	$28,367	$100,897
Sports & Entertainment	34,435	47,093	41,126	21,762	144,416	20,020	30,987	30,884	21,916	103,807	18,640	24,418	27,629	25,560	96,247
Other	45,170	42,971	39,001	35,098	162,240	41,969	33,927	43,988	31,342	151,226	25,074	34,471	34,314	21,362	115,221

International
Marine & Energy	$34,622	$91,036	$18,191	$19,430	$163,279	$27,502	$94,619	$18,871	$14,939	$155,931	$22,567	$84,657	$19,649	$17,974	$144,847
Other	21,541	25,593	16,585	9,481	73,200	20,618	24,624	19,298	12,877	77,417	23,171	21,811	16,184	8,401	69,567

HCC Insurance Holdings, Inc. and Subsidiaries

Net Written Premium

(Unaudited, in thousands)

	2013					2012					2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

U.S. Property & Casualty
Liability	$27,244	$28,011	$26,422	$29,721	$111,398	$29,126	$25,142	$24,314	$25,941	$104,523	$26,808	$22,319	$21,815	$24,316	$95,258
Sports & Entertainment	5,773	8,390	9,252	5,103	28,518	3,888	5,174	6,365	5,831	21,258	3,744	5,485	4,642	4,696	18,567
Other	26,480	22,957	14,714	14,176	78,327	16,213	19,379	22,037	18,735	76,364	15,524	21,075	19,088	22,355	78,042

International
Marine & Energy	$21,473	$61,499	$3,517	$8,635	$95,124	$18,881	$71,893	$6,021	$8,790	$105,585	$10,503	$61,965	$7,649	$9,932	$90,049
Other	18,613	17,108	13,104	6,802	55,627	16,468	17,433	14,350	15,354	63,605	13,659	14,770	10,198	4,500	43,127

HCC Insurance Holdings, Inc. and Subsidiaries

Net Earned Premium

(Unaudited, in thousands)

	2013					2012					2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

U.S. Property & Casualty
Liability	$23,950	$24,977	$25,633	$26,396	$100,956	$23,820	$24,062	$24,483	$24,867	$97,232	$24,796	$24,089	$23,539	$23,609	$96,033
Sports & Entertainment	6,312	6,168	7,727	5,876	26,083	3,389	5,275	4,809	5,453	18,926	3,989	4,084	4,030	5,047	17,150
Other	19,052	15,463	14,644	14,549	63,708	17,768	13,526	12,208	12,873	56,375	12,935	11,503	15,754	16,254	56,446

International
Marine & Energy	$25,708	$26,584	$22,686	$22,165	$97,143	$18,960	$28,984	$24,472	$28,300	$100,716	$15,731	$19,821	$22,091	$23,275	$80,918
Other	15,291	12,682	14,386	14,039	56,398	12,992	12,453	15,716	22,549	63,710	8,406	10,286	10,405	12,650	41,747

HCC Insurance Holdings, Inc. and Subsidiaries

Net Loss Ratios

(Unaudited)

	2013					2012					2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

U.S. Property & Casualty
Liability	63.2%	64.3%	28.9%	63.6%	54.8%	63.3%	63.1%	94.9%	64.0%	71.4%	61.8%	57.0%	122.3%	64.7%	76.2%
Sports & Entertainment	49.3	74.3	60.2	51.3	58.9	49.9	49.2	2.5	87.2	48.4	90.3	(2.2)	(50.0)	74.2	30.6
Other	20.6	25.9	(120.7)	25.6	(9.5)	27.1	32.1	(76.0)	31.8	7.1	33.2	45.6	(34.6)	37.4	18.0

International
Marine & Energy	49.6%	46.5%	9.9%	51.4%	39.9%	42.7%	45.9%	47.7%	0.3%	32.9%	79.2%	47.0%	44.2%	8.5%	41.4%
Other	39.5	27.9	14.9	37.1	30.0	36.9	40.3	45.4	8.6	29.7	286.5	97.0	138.2	77.1	139.4